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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 (Reg. No. 333-11329) of Houston Industries Incorporated ("HII", formerly named "Houston Lighting & Power Company") of our reports dated February 20, 1998 (relating to the consolidated financial statements of HII) appearing in the Annual Report on Form 10-K of HII for the year ended December 31, 1997 and of our report dated June 24, 1997, appearing in the Annual Report on Form 11-K of the HII Savings Plan for the year ended December 31, 1996.

DELOITTE & TOUCHE, LLP
Houston, Texas

May 21, 1998